DrivePur Marketing and Administrative Services Agreement

THIS AGREEMENT (“Agreement”) is between PurWorld Technologies, LLC (“PurWorld”) and Network Dealer Services, Inc. (“NDS”).   The parties are referred to herein individually as the “Party” and collectively as the “Parties.”

1.

Purpose and Objectives.  This Agreement will define: (a) The mutual and exclusive relationship between the parties with respect to the DrivePur® products covered by this agreement; (b) The products to be provided by PurWorld; (c) The products and services to be provided by NDS; and (d) The rights, obligations and liabilities of both Parties with respect to this Agreement.

The objective of this Agreement is to establish a long-term relationship between PurWorld and NDS with respect to the DrivePur products Shok™, Prevent™, Klenz™ and Smok™ and their sales, distribution, marketing, and administration. Accordingly, no changes will be made to this Agreement other than by written agreement executed by both parties.  This Agreement shall remain in force until explicitly superseded, replaced, or terminated.

2.

Product Offering.  PurWorld has created and currently markets for sale a line of products labeled DrivePur Protection Systems (“DrivePur”).  DrivePur is a line of liquid products with various uses including, a vehicle disinfectant (Shok), an odor neutralizer (Smok), a carpet and upholstery cleaner (Klenz) and encapsulate (Prevnt).  PurWorld currently offers DrivePur for sale to automobile dealerships and other automotive and non-automotive industries.

NDS has created and proposes to market and administer a program identified in the NDS Confidential Dealer Marketing Program (the “NDS Program”) which is a sales, marketing, customer-retention, and administration program intended to increase the sales of DrivePur at automobile dealerships.  The NDS Program is intended to create a long-term relationship between PurWorld, automobile dealerships, and the end users of DrivePur.

The Parties agree that NDS will be the exclusive provider of marketing and administrative services for the DrivePur product line sold through the NDS Program.  PurWorld agrees that all current DrivePur retailers, agencies, and distributors will be encouraged to market DrivePur through the NDS Program.  PurWorld and NDS will institute a business plan with the intent of moving all DrivePur business to a successful NDS Program.

3.

Product Co-branding.  PurWorld will retain dominant brand and product name.  However, NDS’s brand message shall be identified on everything produced by NDS in a visible manner to the end users (e.g. “powered by NDS”).

4.

The NDS Program.  The NDS Program represents a new way to sell, market, and distribute DrivePur and includes a customer-retention program and administrative and remittance services.  The sales, marketing and customer-retention portions of the NDS Program are more fully described in the program materials created by NDS.  Under the NDS Program, DrivePur will be sold to automobile dealerships for application on the dealer’s vehicle inventories, for sale in their service departments, and for sale as long-term protection agreements to customers purchasing new or used automobiles.  Whenever DrivePur is sold, it will be sold either as an individual application or as part of a long-term customer agreement that entitles a customer to a given number of individual applications of the DrivePur product over the length of the customer agreement. The services to be provided by NDS under the NDS Program are as follows:

a)

Sales and Marketing Software and Services.  NDS will create, produce, and deliver the following:

i.

            Development and implementation of a remittance data base tool including NDS scan tool technology for use at the point of sale.

ii.

            Creation of separate online management tools for PurWorld, retailers, agencies, and distributors and online delivery of such tools.

iii.

Create and deliver “by-application” marketing for the sale of each application or customer contract.  Such marketing shall include: variable-print marketing, emails, and purls (personalized URLs) all according to the NDS Program.

iv.

Produce and provide sales presentation, training, and training materials for retailers, agencies, and distributors

b)

Administrative Services.  For all DrivePur product sold under the NDS Program, NDS will be PurWorld’s exclusive provider of administrative and remittance services.  The services to be provided by NDS are as follows:

i.

           Creation of separate reporting tools for PurWorld, retailers, agencies, and distributors and the delivery of the reports created by such tools.

ii.

            Retailer inventory management, including a reporting tool for PurWorld and retailers, agencies, and distributors.  Reports will provide PurWorld with up-to-date inventory information and production and delivery requirements for the distribution of DrivePur product to retailers, agencies, and distributors.

iii.

Creation and maintenance of a database for DrivePur retailers, agencies, and distributors and NDS, including customer lists, customer contracts, and maintenance of shipping information.

iv.

Maintenance of an accounts receivable function from retailers, agencies, and distributors. Invoicing of retailers, agencies, and distributors for products shipped by PurWorld.

v.

           All funds collected from the sale of any DrivePur product under the NDS Program will payable to, held, and administered by NDS.

vi.

NDS shall remit collected funds to PurWorld, agencies, NDS companies and other payees when such amounts are payable.  NDS will remit any amounts received from the sale of DrivePur products within 30 days of the receipt of the funds by NDS for all non-cancelable products.  For cancelable customer contracts, NDS will remit all funds as such funds become non-refundable to the customer.  The amounts to be remitted will be the contracted amount and no interest shall accrue to the final payee with respect to any amounts held or administered by NDS.

vii.

The administration of long-term customer contracts, including the processing of customer cancellations and the payment of the refundable portion of such cancelled contracts to DrivePur customers.

viii.

NDS shall maintain a marketing reserve account for PurWorld.  For each DrivePur application sold, NDS will hold $1 for future use by PurWorld to pay for DrivePur marketing in a reserve account.  Such funds shall be the sole property of PurWorld and any interest accrued thereon shall be payable to or used by PurWorld.

5.

Contract Term.  In order to allow sufficient time for implementation, ramp-up and meaningful market penetration, this Agreement is for a period of five (5) years.  This Agreement shall thereafter be automatically renewed for additional successive two (2) year terms.  This Agreement may be terminated only by written notice of termination by either Party given 180 days prior to the end of the initial term or any successive renewal term.

6.

Distribution of Product.  PurWorld will be solely responsible for the production, distribution, and delivery of all DrivePur products to retailers, agencies, and distributors.  Purworld will be solely responsible for the production, distribution, and delivery of any tools or delivery systems required for the application of DrivePur at the point of sale.

7.

Pricing and Payments.  The pricing of DrivePur products sold under the NDS program, including agency commissions, shall be defined in agency, dealer, and customer agreements and must be approved by PurWorld in writing.  For the services rendered by NDS under this Agreement, NDS shall receive the following:  For each individual application of DrivePur sold under the NDS Program, NDS companies will receive $5 for administrative services and an additional $2 for marketing services e.g. upon the purchase of a three-year protection agreement which entitles the customer to 6 separate applications of the DrivePur product, NDS would receive its fee for each of the 6 applications over the course of the customer agreement.

8.

Property Rights.

a)

All intellectual property rights, titles, and interests in and to DrivePur are and shall remain PurWorld’s exclusive property.

b)

All intellectual property rights, titles, and interests in and to the software, code, services, and deliverables developed by NDS including, but not limited to, the sales and marketing plan and the NDS Program are and shall remain NDS’s exclusive property.

c)

 Except as described herein, all data files, records, and other information related to the business of PurWorld and all documents containing any such data, records, and other information related to the business of PurWorld whether initiated, originated or manipulated by PurWorld or NDS shall be the exclusive property of PurWorld and shall be delivered to PurWorld by NDS upon termination or expiration of this Agreement.

d)

 Customer data and information collected under the NDS Program will be the property of both Parties and upon termination each Party will have access to all such information.

9.

 Confidential Information.   Each Party may have access to information that is confidential to the other party.  NDS’s confidential information shall include, but not be limited to , the NDS Program, software, tools, modules, documentation, training materials, formulas, methods, know how, processes, designs, developmental work, marketing plans, and all information which PurWorld should have reasonably understood to be confidential.  PurWorld’s confidential information shall include, but not be limited to, the DrivePur product, its formulas, methods, know-how, designs, new products, developmental work, and all information which NDS should have reasonably understood to be confidential.  Confidential information includes all information received from third parties that either party is obligated to treat as confidential and oral information that is identified by either party as confidential.  A party’s confidential information shall not include information that (i) is or becomes a part of the public domain through no act or omission of the other party; (ii) was in the other party’s lawful possession prior to the disclosure and had not been obtained by the other party either directly or indirectly from the disclosing party; (iii) is lawfully disclosed to the other party by a third party without restriction on disclosure; (iv) is independently developed by the other party without use of or reference to the other party’s confidential information.  In addition, this section will not be construed to prohibit disclosure of confidential information to the extent that such disclosure is required by law or valid order of a court or other governmental authority; provided, however, that the responding party shall first have given notice to the other party and shall have made a reasonable effort to obtain a protective order requiring that the confidential information so disclosed be used only for the purposes for which the order was issued.

10.

Indemnification.

a)

NDS shall indemnify, defend, and hold PurWorld, and its members, managers, and employees harmless from and against any and all claims resulting from (i) any material breach of this Agreement by NDS and (ii) any violation by NDS of state or federal laws pursuant to NDS’s provision of services under this agreement.

b)

PurWorld shall indemnify, defend and hold NDS, its directors, officers, and employees harmless from and against any and all losses, damages, liabilities, claims, and costs (including reasonably attorney’s fees) arising from (i) any claim of any third party with respect to PurWorld’s business or the DrivePur product, (ii) any breach of this Agreement by PurWorld, and (iii) any violation or breach by PurWorld of any agency, dealer, customer, or other agreement with respect to the offering, sale, or purchase of any PurWorld product sold.

11.

NDS Agency Territory.  Except for existing agents contracted with PurWorld, NDS will have exclusive rights as an agency for the NDS / DrivePur program in the following states: Utah, Idaho, Wyoming, Montana, eastern Washington, Nevada, Arizona, and New Mexico.  NDS’s territory will be subject to production requirements agreed to by the parties and NDS will not limit the expansion of any PurWorld product into the territory and will encourage the sale of the product in the territories by other agencies.

12.

Additional Markets.  This Agreement deals specifically with the relationship between the Parties for the sale of DrivePur at automobile dealerships.  However, the Parties agree and acknowledge that opportunities exist for the exploitation of other markets including, but not limited to, the sale of DrivePur at car washes, dealers and lessees of recreational vehicles, oil change businesses, car rental companies, auto auctions, and personal residences.  The Parties agree to work together to modify the NDS Program or create new programs to take DrivePur and its related products to market in these other areas and industries.

13.

NDS Affiliate.  NDS may assign its rights and obligations hereunder to its wholly-owned subsidiary.  Any obligations of NDS hereunder may be provided by NDS or any  of its affiliated companies

14.

PurWorld Affiliate.  PurWorld may assign its rights and obligations hereunder to its wholly-owned subsidiary.  Any obligations of PurWorld hereunder may be provided by PurWorld or any  of its affiliated companies

15.

General.

a)

This is a Texas contract and shall be construed and enforced under and be governed in all respects by the laws of Texas and the city of McKinney, without regard to the conflict of laws principles thereof.

b)

The Venue of any dispute will be the city and state of the party being originally sued, as listed in the header of this document, no matter where the original complaint was filed.  This is written with the intent to encourage the parties to work together for a solution and to have a significant barrier to fighting it out in court.

c)

The waiver by a party of one breach or default under this Agreement will not constitute the waiver of any subsequent breach or default.

d)

If any provision of this Agreement, or the application of such provision of any person or circumstance, is declared to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remaining provisions of this Agreement or the application of such provisions to persons or circumstances other than those to which it is held invalid or unenforceable; and if such invalidity or unenforceability is due to the determination that the provision’s scope is excessively broad or restrictive under applicable law, then in effect, such provision shall be construed by modifying its scope so as to be enforceable to the fullest extent compatible with applicable law then in effect.  The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which approximates as much as possible the invalid or unenforceable provision which it replaces.

e)

The provisions of the Agreement shall be binding upon and inure to the benefit of the Parties, their successors, and permitted assigns.

f)

The Agreement represents the entire agreement between the parties, and expressly supersedes and cancels any prior oral or written agreements on the subjects herein.  Each party acknowledges that it is not entering into the agreement on the basis of any representations not expressly contained herein.  Other than as specified herein, the Agreement may only be supplemented or modified by an amendment in writing executed by the Parties.

g)

The title and subject headings contained herein are included solely for convenience, are not intended to be full or accurate descriptions of the contents thereof and shall not be considered part of this Agreement or to affect the interpretation hereof.

h)

The Agreement may be executed by the Parties in several counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.  Any faxed copy of a signature will be deemed to be an original signature.

IN WHITNESS WHEREOF, the Parties hereto have accepted this Agreement as entered into below by their duly authorize representatives as of the effective date written below (the “Effective Date”).

The EFFECTIVE DATE is December 1, 2010.

PurWorld Technologies, LLC

Network Dealer Services, Inc.

7108 Oakbury Lane

1725 E 1450 S Suite 340

McKinney TX 75071

Clearfield, UT 84015

/s/Allen K. Bettilyon

/s/R. Lynn McCoy

SIGNATURE

SIGNATURE

Allen K. Bettilyon

Lynn McCoy

NAME AND TITLE

Lynn McCoy, Chief Operating Officer

11/30/2010

11/30/2010

DATE

DATE